Exhibit 10.11
INDEMNIFICATION AGREEMENT
          This Indemnification Agreement (this “Agreement”), dated as of                      ___, 20___, is made by and between Quest Resource Corporation, a Nevada corporation (the “Corporation”) and                      (the “Indemnitee”).
RECITALS
     A. The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;
     B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;
     C. The Corporation and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;
     D. The Corporation believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;
     E. The Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected. The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of such insurance and the indemnification by the Corporation of the directors and officers of the Corporation;
     F. The Corporation’s Restated Articles of Incorporation require the Corporation to indemnify its directors and officers to the fullest extent permitted by the Nevada Revised Statutes. The Restated Articles of Incorporation expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between the Corporation and its directors and officers with respect to indemnification;
     G. Section 78.7502 of the Nevada Revised Statutes (“Section 78.7502”), under which the Corporation is organized, empowers the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and Section 78.751 of the Nevada Revised Statutes expressly provides that the indemnification provided by Section 78.7502 is not exclusive;
     H. The Corporation’s Board of Directors (the “Board of Directors”) has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders;
     I. The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation; and
     J. Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he is furnished the indemnity provided for herein.
AGREEMENT
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Generally. To the fullest extent permitted by the laws of the State of Nevada:
          (a) The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes herein, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity (each, a “Proceeding”).
          (b) The indemnification provided by this Section 1 shall be from and against all Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful or if the Indemnitee is not liable to the Corporation pursuant to Section 78.138 of the Nevada Revised Statutes.
          (c) Notwithstanding the foregoing provisions of this Section 1, in the case of any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless, and only to the extent that the District Court of the State of Nevada or the court in which such Proceeding was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the District Court of the State of Nevada or such other court shall deem proper.
          (d) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee is liable pursuant to Section 78.138 of the Nevada Revised Statutes or did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
     Section 2. Successful Defense; Partial Indemnification.
          (a) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
          (b) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.
     Section 3. Determination That Indemnification Is Proper.

          (a) Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(b) hereof. Any such determination shall be made (i) by a majority vote of the directors who are not parties to the Proceeding in question (“Disinterested Directors”), even if less than a quorum, (ii) by a majority vote of a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even if less than a quorum, (iii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question, (iv) by Independent Counsel, or (v) by a court of competent jurisdiction; provided, however, that following a Change of Control of the Corporation, any determinations, whether arising out of acts, omissions or events occurring prior to or after the Change of Control of the Corporation, shall be made by Independent Counsel selected in the manner described in Section 3(b). Such Independent Counsel shall determine as promptly as practicable whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and shall render a written opinion to the Corporation and to Indemnitee to such effect.
          (b) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(a) hereof, the Independent Counsel shall be selected as provided in this Section 3(b). The Independent Counsel shall be selected by the Board of Directors. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Corporation, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 6 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made in proper form, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 4(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the District Court of the State of Nevada or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Corporation’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 3(a) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 3(a) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 3(b) regardless of the manner in which such Independent Counsel was selected or appointed.
     Section 4. Advance Payment of Expenses; Notification and Defense of Claim.

          (a) The Corporation shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal Proceeding (but not amounts actually paid in settlement of any such Proceeding). The obligation of the Corporation to advance Expenses pursuant to this Section 4, its Restated Articles of Incorporation, its Bylaws or otherwise, shall be subject to the condition that, if, when and to the extent that the Corporation determines that Indemnitee would not be permitted to be indemnified under applicable law, the Corporation shall be reimbursed within 60 days of such determination, by Indemnitee (who hereby agrees to reimburse the Corporation) for such amounts previously paid by the Corporation pursuant to this Section 4. The advances to be made hereunder shall be paid by the Corporation to Indemnitee within 30 days following receipt of a written request therefor by the Corporation from the Indemnitee.
          (b) Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Corporation shall be directed to the President of the Corporation at the address indicated in Section 11 of this Agreement (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Corporation. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
          (c) Any indemnification and advances provided for in Section 1 and this Section 4 shall be made no later than 30 days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Corporation’s Restated Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Corporation within 30 days after a written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to Section 15 of this Agreement, Indemnitee shall also be entitled to be paid for the reasonable Expenses (including reasonable attorneys’ fees) of bringing such action. It shall be a defense to any such action that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed.
          (d) In the event the Corporation shall be obligated to pay the Expenses of Indemnitee with respect to a Proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense, (iii) after a Change of Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and Expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.
          (e) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise participates in any Proceeding at a time when Indemnitee is not a party in the Proceeding, the Corporation shall indemnify Indemnitee against all Expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
     Section 5. Insurance and Subrogation.
          (a) The Corporation represents that it currently has in effect the policy or policies of director and officer liability insurance (the “Insurance Policies”) identified below, a copy of which has been provided to Indemnitee. Indemnitee has coverage as an “insured person” under the Insurance Policies. Such coverage is limited to the terms of the Insurance Policies, which generally insure Indemnitee against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf arising out of Indemnitee’s Corporate Status.

Insurer	Policy No.	Amount	Deductible

          (b) So long as Indemnitee continues to serve as a director or officer of the Corporation, or continues at the request of the Corporation to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and thereafter so long as Indemnitee could be subject to any possible claim or Proceeding, or could be made, or threatened to be made, a party to any Proceeding, by reason of Indemnitee’s Corporate Status, the Corporation will be required to maintain the Insurance Policies in effect or to obtain policies of directors’ and officers’ liability insurance from established and reputable insurers with coverage in at least the amount or amounts as prescribed by the Insurance Policies and which provides the Indemnitee with substantially the same rights and benefits as the Insurance Policies, and which coverage, rights and benefits shall, in any event, be as favorable to Indemnitee as are accorded to the most favorably insured of the Corporation’s directors or officers, as the case may be (“Comparable D&O Insurance”) unless, in the reasonable business judgment of the Board of Directors as it may exist from time to time, either (1) the premium cost for such Insurance Policies or Comparable D&O Insurance is disproportionate to the amount of coverage provided, or (2) the coverage provided by such Insurance Policies or Comparable D&O Insurance is so limited by exclusions that there is insufficient benefit provided by such director and officer liability insurance. Notwithstanding the foregoing, if in connection with a merger of the Corporation with another entity in which the Corporation is not the surviving entity or a sale of all or substantially all of the Corporation’s assets or a similar transaction, the Board of Directors may agree to purchase tail coverage that is less than that required by the preceding sentence provided that former directors and officers of the Corporation are not treated differently from directors and officers serving at the time of such transaction. Indemnitee shall at all times have the right to inspect the Insurance Policies, and the Corporation shall provide notice to Indemnitee no less than 60 days prior to the lapse or termination of coverage under any of the Insurance Policies or Comparable D&O Insurance. The Corporation shall give prompt notice of the commencement of any Proceeding to the insurers of the Insurance Policies in accordance with the procedures set forth in the Insurance Policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such Insurance Policies, except if, in the reasonable judgment of the Board of Directors, Indemnitee has acted in contradiction of the limitations set forth in Section 1(b) (requiring Indemnitee, among other things, to have acted in good faith), so that it would be inequitable for Indemnitee to receive coverage and erode the limits of insurance available for other insured persons.
          (c) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
          (d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.
     Section 6. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
          (a) The term “by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,” or substantially similar term, shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.
          (b) The term “Change of Control” means (i) an acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 20% or more of the combined voting power of the Corporation’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the consummation of a merger or consolidation involving the Corporation if the stockholders of the Corporation, immediately before such merger or consolidation, do not own, immediately following such merger or consolidation, more than 80% of the combined voting power of the outstanding voting securities of the resulting entity in substantially the same proportion as their ownership of voting securities immediately before such merger or consolidation, (iv) the consummation of the sale or other disposition of all or substantially all of the assets of the Corporation, (v) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation or (vi) the occurrence of any other event of a nature that would be required to be reported in response to either Item 5.01 of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form promulgated under the Exchange Act), whether or not the Corporation is then subject to such reporting requirement. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 20% or more of the then outstanding voting securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries or (ii) any entity that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of shares in the Corporation immediately prior to such acquisition.
          (c) The term “Corporate Status” shall mean the status of a person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
          (d) The term “Corporation” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
          (e) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (f) The term “Expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, expert fees, appeal bonds, court costs, transcript costs, travel costs, duplicating costs, telephone charges, postage and delivery fees, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval shall not be unreasonably withheld), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 78.7502 of the Nevada Revised Statutes or otherwise.
          (g) The Term “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Corporation agrees to pay the reasonable fees of the Independent Counsel arising out of or relating to this Agreement or its engagement pursuant hereto.
          (h) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).
          (i) The term “other enterprises” shall include, without limitation, employee benefit plans.
          (j) The term “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
          (k) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
     Section 7. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

          (a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any Proceeding (or part thereof) initiated by Indemnitee, except with respect to an Proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 7(b) of this Agreement), unless such Proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation or the Proceeding was commenced following a Change of Control.
          (b) Action for Indemnification. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent the court in such Proceeding concludes that it was not instituted by Indemnitee in good faith or is frivolous, unless and to the extent that the court in such Proceeding shall determine that, despite such conclusion, Indemnitee is entitled to indemnity for such Expenses; provided, however, that nothing in this Section 7(b) is intended to limit the Corporation’s obligation with respect to the advancement of Expenses to Indemnitee in connection with any such Proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof.
          (c) Section 16 Violations. To indemnify Indemnitee on account of any Proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute.
          (d) Non-compete and Non-disclosure. To indemnify Indemnitee in connection with Proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.
     Section 8. Certain Settlement Provisions. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change of Control has occurred, the Corporation shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Corporation shall not settle any Proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.
     Section 9. Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to costs, charges and Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 5(d), 7 or 8 hereof.
     Section 11. Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by facsimile, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):
If to the Corporation:
Quest Resource Corporation
210 Park Avenue, Suite 2750
Oklahoma City, OK 73102
Attn: President
Facsimile: (405) 600-7756
If to Indemnitee:

Facsimile:
     Section 12. Subsequent Legislation. If the Nevada Revised Statutes are amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the Nevada Revised Statutes, as so amended.
     Section 13. Nonexclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Restated Articles of Incorporation or Bylaws, in any court in which a Proceeding is brought, the vote of the Corporation’s stockholders or Disinterested Directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of

Indemnitee. However, no amendment or alteration of the Corporation’s Restated Articles of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement
     Section 14. Enforcement. The Corporation shall be precluded from asserting in any Proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.
     Section 15. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and Expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and Expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were not made in good faith or were frivolous.
     Section 16. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.
     Section 17. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.
     Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     Section 19. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor

(whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
     Section 20. Service of Process and Venue. For purposes of any claims or Proceedings to enforce this agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the states of Nevada and Oklahoma, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.
     Section 21. Supersedes Prior Agreement. This Agreement supersedes any prior indemnification agreement between Indemnitee and the Corporation or its predecessors.
     Section 22. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Nevada govern indemnification by the Corporation of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.
     Section 23. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.
     Section 24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
     Section 25. Term of Agreement. This Agreement will continue until and terminate upon the later of (a) six years following the date that Indemnitee has ceased to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (b) the expiration of all applicable statute of limitations periods for any claim which may be brought against Indemnitee in a Proceeding as a result of his Corporate Status; or (c) the final termination of all Proceedings pending on the date set forth in clauses (a) or (b) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Sections 4(c) and 14 of this Agreement relating thereto.
     Section 26. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[ signatures follow on next page ]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

QUEST RESOURCE CORPORATION
By
Name:
Title:

INDEMNITEE:
By
Name:

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